ACCOUNTANTS' CONSENT

The Board of Directors
BankAtlantic Bancorp, Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG Peat Marwick LLP

Fort Lauderdale, Florida
October 23, 1997